Exhibit 99

PRESS RELEASE	EAGLE BANCORP, INC.
FOR IMMEDIATE RELEASE	CONTACT:
Ronald D. Paul
July 18, 2008	301.986.1800

EAGLE BANCORP, INC. ANNOUNCES

SOUND EARNINGS AND STABLE ASSET PERFORMANCE FOR SECOND QUARTER OF 2008

WITH ASSETS EXCEEDING $915 MILLION

BETHESDA, MD. Eagle Bancorp, Inc. (the “Company”) (Nasdaq: EGBN), the parent company of EagleBank, today announced net income of $1.9 million ($0.19 per basic share and per diluted share) for the three months ended June 30, 2008, compared to $2.0 million ($0.21 per basic share and $0.20 per diluted share) for the three months ended June 30, 2007.

For the six months ended June 30, 2008, the Company earned $3.5 million ($0.36 per basic share and $0.35 per diluted share), as compared to $3.7 million ($0.38 per basic share and $0.37 cents per diluted share) for 2007, a decline of 4%.

“At a time of substantial stress in our financial markets and instability in many banks, we are extremely pleased to report consistent net income and continued asset growth for Eagle Bancorp, Inc. for the second quarter of 2008. Both Eagle Bancorp and EagleBank remain well capitalized,” noted Ronald D. Paul, Chairman and CEO of Eagle Bancorp, Inc. “In spite of a continuing difficult interest rate environment, wherein the Federal Reserve has lowered interest rates sharply to combat a weakening economic situation, the Company improved an already strong net interest margin and sustained a long-term trend of growth in the balance sheet” added Mr. Paul. Growth in average deposits, other funding sources and loans, along with a slight expansion of the net interest margin were the major drivers of the increase in net interest income for the three months ended June 30, 2008 as compared to the same three month period in 2007. Additionally, the level of Eagle Bancorp’s non-performing loans was stable at June 30, 2008, as compared to March 31, 2008.

For the three months ended June 30, 2008, the Company reported an annualized return on average assets (ROAA) of 0.84% as compared to 0.77% for the three months ended March 31, 2008 and 1.02% for the three months ended June 30, 2007; while the annualized return on average equity (ROAE) for the most recent quarter was 8.81%, as compared to 7.98% for the three months ended March 31, 2008 and 10.50% for the three months ended June 30, 2007. The most significant factors affecting these ratios have been changes in the net interest margin and the contribution to the provision for credit losses primarily as a result of loan growth.

Both lending and deposit activities showed growth for the three and six months ended June 30, 2008 as compared to the same periods in 2007. For the three months ended June 30, 2008, average loans increased 19% and for the six months ended June 30, 2008, average loans increased 17%. For the three months ended June 30, 2008, average deposits increased 9% and for the six months ended June 30, 2008, average deposits increased 8%.

Net interest income increased 13% for the three months ended June 30, 2008 over 2007, as the effect of favorable balance sheet growth was partially offset by a decline (11 basis points) in the net interest margin. For the three months ended June 30, 2008, the net interest margin was 4.34% as compared to 4.45% for the three months ended June 30, 2007. The Company’s net interest margin remains favorable to peer banking companies. The Company’s net interest margin for the second quarter of 2008 improved by 15 basis points (to 4.34%) over the net interest margin for the first quarter of 2008 of 4.19%, as the cost of funds was managed aggressively.

The provision for credit losses was $814 thousand for the three months ended June 30, 2008 as compared to $36 thousand for the three months ended June 30, 2007.  The higher provisioning in the second quarter of 2008 as compared to the second quarter of 2007 is primarily attributable to higher levels of loan growth in the second quarter of 2008 versus 2007, increases in specific reserves for problem and potential problem loans, and higher levels of net charge-offs in the second quarter of 2008 as compared to the second quarter of 2007. The provision for credit losses was $1.5 million for the first six months of 2008 as compared to $339 thousand in 2007. The higher provisioning in the first six months of 2008 as compared to 2007 is attributable to substantially higher levels of loan growth and to increases in reserve allocations on classified credits.

At June 30, 2008 the allowance for credit losses represented 1.15% of loans outstanding, unchanged from the allowance percentage at March 31, 2008.  The 1.15% allowance represents an increase as compared to 1.12% at December 31, 2007 and 1.11% at June 30, 2007.  The higher allowance percentage at June 30, 2008 as compared to December 31, 2007 and June 30, 2007 relates primarily to changes in the portfolio mix and higher reserve levels for problem loans and potential problem loans.

For the three months ended June 30, 2008, the Company recorded net charge-offs of $393 thousand as compared to $11 thousand of net charge-offs for the three months ended June 30, 2007.  Net charge-offs in the second quarter of 2008 were attributable to charge-offs in consumer loans (38% of total), the un-guaranteed portion of SBA Loans (32% of total), and non-real estate commercial business loans (30% of total).  For the six months ended June 30, 2008 net charge-offs totaled $418 thousand versus $424 thousand for the six months ended June 30, 2007. Net charge-offs in the six months ended June 30, 2008 were attributable to charge-offs in consumer loans (39 % of total), the un-guaranteed portion of SBA Loans (32% of total), and non-real estate commercial business loans (29% of total).

The ratio of non-performing loans to total loans improved slightly from 1.54% ($11.7 million) at March 31, 2008 to 1.45% ($11.6 million) at June 30, 2008, a decline of $100 thousand.  However, the ratio was elevated as compared to December 31, 2007 of 0.74% ($5.3 million) and June 30, 2007 of 0.22% ($1.5 million).  The increase in nonperforming loans at June 30, 2008 as compared December 31, 2007 relates primarily to two commercial real estate loan relationships which have experienced delays and/or cost overruns in the construction and development processes.  Management believes that the Company is adequately reserved for these non performing commercial real estate-secured loans.

Noninterest income for the three months ended June 30, 2008 decreased to $970 thousand from $1.2 million for the three months ended June 30, 2007, a 19% decline. This decline was due to a lower volume of SBA and residential mortgage loan sales activity, which activity is subject to significant quarterly variances and no income from subordinate financing of real estate projects in 2008 versus $227 thousand in the prior year. Income from subordinated financing activities is subject to wide variances, as it is based on the sales progress of a limited number of development projects.

Noninterest expenses were $6.5 million for the three months ended June 30, 2008, as compared to $6.2 million for the three months ended June 30, 2007, a 5% increase. The primary reasons for this increase were merit increases and related personnel costs, increased broker fees, higher internet and license agreement fees and increased legal, accounting and professional fees. The efficiency ratio, which measures the level of non-interest expense to total revenue improved to 63.96% for the three months ended June 30, 2008, as compared to 66.33% for the three months ended June 30, 2007. While the Company continues to make strategic investments in infrastructure, more attention to overall cost management is being emphasized.

For the six months ended June 30, 2008, the Company reported an annualized return on average assets (ROAA) of 0.81% as compared to 0.95% for the first six months of 2007, while the annualized return on average equity (ROAE) was 8.40%, as compared to 9.88% for the same six month period in 2007. Declines in these ratios were due to lower net interest margins, which factor is affecting all financial institutions, and to higher levels of loan loss provisioning.

For the first six months of 2008, net interest income increased 10% over the same period for 2007. As noted above, average loans increased 17% and average deposits increased by 8%.  The net interest margin was 4.26% as compared to 4.43% for the first six months in 2007, as the effects of a steep decline in market interest rates impacted the Company. However, as mentioned above, the Company believes it has managed this significant decline in market interest rates well and currently has a favorable net interest margin as compared to peer banking companies.

Noninterest income for the first six months of 2008 was $1.9 million compared to $2.2 million in the first six months of 2007, a decrease of 13%. The decrease was attributed primarily to lower amounts of gains on the sale of SBA and residential mortgage loans ($279 thousand versus $571 thousand) and no income from subordinate financing of real estate projects in 2008 versus $227 thousand in the prior year.

Noninterest expenses were $12.7 million for the first six months of 2008, as compared to $12.3 million for 2007, a modest 4% increase. The primary reasons for this increase were merit increases, and related personnel cost increases, increased broker fees, higher internet and license agreement fees and increased legal, accounting and professional fees. The efficiency ratio for the first six months of 2008 improved to 64.50% as compared to 66.88% for the same period in 2007.

At June 30, 2008, total assets were $915.8 million compared to $813.0 million at June 30, 2007, a 13% increase. Total deposits amounted to $698.4 million, at June 30, 2008, a 7% increase over deposits of $650.5 million at June 30, 2007, while total loans increased to $795.1 million at June 30, 2008, from $659.2 million at June 30, 2007, a 21% increase. Total borrowed funds, which include customer repurchase agreements, increased to $127.7 million at June 30, 2008 from $82.6 million at June 30, 2007, a 55% increase. This increase in part represents a heavier reliance on borrowed funds to meet loan growth.

The Company paid a dividend of $0.06 per share for each of the first and second quarters of 2008 and 2007.

The Summary of Financial Information presented on the following pages provides more detail of the Company’s performance for the six and three months ended June 30, 2008 as compared to the six and three months ended June 30, 2007, as well as providing eight quarters of trend data. Persons wishing additional information should refer to the Company’s Form 10-K as amended, for the year ended December 31, 2007 as filed with the Securities and Exchange Commission (the “SEC”).

The Company is the holding company for EagleBank which commenced operations in 1998. The Bank is headquartered in Bethesda, Maryland, and conducts full service commercial banking services through nine offices, located in Montgomery County, Maryland and Washington, D.C. The Company focuses on building relationships with businesses, professionals and individuals in its marketplace.

In December 2007, the Company announced the signing of a definitive agreement to acquire Fidelity & Trust Financial Corporation, parent of Fidelity & Trust Bank. At March 31, 2008, Fidelity & Trust Bank had $459 million of assets. Fidelity & Trust Bank operates six locations, with one in Northern Virginia, three in Montgomery County, Maryland and two in the District of Columbia. The transaction is subject to regulatory and shareholder approvals and the satisfaction of other conditions, as set forth in the merger agreement. The transaction is currently anticipated to be completed in the third quarter of 2008.

Forward looking Statements: This press release contains forward looking statements within the meaning of the Securities and Exchange Act of 1934, as amended, including statements of goals, intentions, and expectations as to future trends, plans, events or results of Company operations and policies and regarding general economic conditions. In some cases, forward-looking statements can be identified by use of words such as “may,” “will,” “anticipates,” “believes,” “expects,” “plans,” “estimates,” “potential,” “continue,” “should,” and similar words or phrases. These statements are based upon current and anticipated economic conditions, nationally and in the Company’s market, interest rates and interest rate policy, competitive factors and other conditions which by their nature, are not susceptible to accurate forecast and are subject to significant uncertainty. Because of these uncertainties and the assumptions on which this discussion and the forward-looking statements are based, actual future operations and results in the future may differ materially from those indicated herein. Readers are cautioned against placing undue reliance on any such forward-looking statements. The Company’s past results are not necessarily indicative of future performance.

ADDITIONAL INFORMATION ABOUT THE PROPOSED MERGER WITH FIDELITY & TRUST

Eagle Bancorp, Inc. will be filing a proxy statement/prospectus and other relevant documents concerning the merger with the SEC. The proxy statement/prospectus will be mailed to the shareholders of Eagle Bancorp and Fidelity & Trust Financial Corporation. Investors and security holders of Eagle Bancorp and Fidelity & Trust Financial Corporation are urged to read the proxy statement/prospectus, the documents incorporated by reference in the proxy statement/prospectus, the other documents filed with the SEC and the other relevant materials when they become available because they will contain important information about Eagle Bancorp, Fidelity & Trust Financial Corporation and the Merger Agreement and the transactions contemplated by the Merger Agreement. Investors will be able to obtain these documents free of charge at the SEC’s web site (http://www.sec.gov). In addition, documents filed with the SEC by Eagle Bancorp, Inc. will be available free of charge from Eagle Bancorp’s Investor Relations at 301/986-1800, or from Eagle Bancorp’s website at www.eaglebankmd.com. The directors, executive officers, and certain other members of management and employees of Eagle Bancorp and its subsidiaries are participants in the solicitation of proxies in favor of the issuance of shares pursuant to the merger from the shareholders of Eagle Bancorp. Information about the directors and executive officers of Eagle Bancorp is set forth in Eagle Bancorp’s proxy statement for the 2008 annual meeting of shareholders filed with the SEC on March 31, 2008.  Additional information regarding the interests of such participants will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

Eagle Bancorp, Inc.

Statements of Financial Condition

(in thousands)

	June 30, 2008	December 31, 2007	June 30, 2007
	(Unaudited)	(Audited)	(Unaudited)
Assets
Cash and due from banks	$18,565	$15,408	$24,899
Interest bearing deposits with banks and other short term investments	1,391	4,490	4,383
Federal funds sold	63	244	28,146
Investment securities available for sale, at fair value	79,585	87,117	72,449
Loans held for sale	1,484	2,177	2,854
Loans	795,102	716,677	659,233
Less: Allowance for credit losses	(9,154)	(8,037)	(7,288)
Premises and equipment, net	6,561	6,701	7,158
Accrued interest and other assets	22,203	21,623	21,182
Total Assets	$915,800	$846,400	$813,016

Liabilities and Stockholders’ Equity
Noninterest bearing deposits	$143,335	$142,477	$145,263
Interest bearing transaction	55,017	54,090	52,895
Savings and money market	187,275	177,081	180,415
Time, $100,000 or more	171,127	173,586	155,316
Other time	141,687	83,702	116,603
Total deposits	698,441	630,936	650,492
Customer repurchase agreements and federal funds purchased	46,129	76,408	40,589
Other borrowings	81,581	52,000	42,000
Other liabilities	5,436	5,890	3,926
Total liabilities	831,587	765,234	737,007
Stockholders’ equity	84,213	81,166	76,009
Total Liabilities and Stockholders’ Equity	$915,800	$846,400	$813,016

Eagle Bancorp, Inc.

Statements of Income and Highlights

(in thousands, except per share data)

	Six Months Ended		Three Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Income Statements
Total interest income	$28,009	$27,843	$13,995	$14,107
Total interest expense	10,167	11,676	4,753	5,909
Net interest income	17,842	16,167	9,242	8,198
Provision for credit losses	1,534	339	814	36
Net interest income after provision for credit losses	16,308	15,828	8,428	8,162
Noninterest income (before investment gains)	1,900	2,187	970	1,196
Investment gains	10	7	—	—
Total noninterest income	1,910	2,194	970	1,196
Salaries and employee benefits	7,286	6,806	3,646	3,454
Premises and equipment expenses	2,183	2,463	1,103	1,255
Marketing and advertising	195	222	114	131
Other expenses	3,076	2,789	1,669	1,391
Total noninterest expense	12,740	12,280	6,532	6,231
Income before income tax expense	5,478	5,742	2,866	3,127
Income tax expense	1,972	2,082	1,011	1,149
Net income	$3,506	$3,660	$1,855	$1,978

Per Share Data:
Earnings per weighted average share, basic	$0.36	$0.38	$0.19	$0.21
Earnings per weighted average share, diluted	$0.35	$0.37	$0.19	$0.20
Weighted average shares outstanding, basic	9,807,371	9,510,788	9,833,506	9,532,765
Weighted average shares outstanding, diluted	9,926,334	9,826,739	9,906,151	9,813,537
Actual shares outstanding	9,842,571	9,563,163	9,842,571	9,563,163
Book value per share at period end	$8.56	$7.95	$8.56	$7.95
Dividend per share	$0.12	$0.12	$0.06	$0.06

Performance Ratios (annualized):
Return on average assets	0.81%	0.95%	0.84%	1.02%
Return on average equity	8.40%	9.88%	8.81%	10.50%
Net interest margin	4.26%	4.43%	4.34%	4.45%
Efficiency ratio (1)	64.50%	66.88%	63.96%	66.33%

Other Ratios:
Allowance for credit losses to total loans	1.15%	1.11%	1.15%	1.11%
Non-performing loans to total loans	1.45%	0.22%	1.45%	0.22%
Net charge-offs (annualized) to average loans	0.11%	0.13%	0.20%	0.01%
Average equity to average assets	9.59%	9.65%	9.51%	9.70%
Tier 1 leverage ratio	9.60%	9.85%	9.60%	9.85%
Total risk based capital ratio	10.80%	11.87%	10.80%	11.87%

Average Balances (in thousands):
Total assets	$875,521	$774,688	$891,012	$778,454
Total earning assets	$841,348	$735,531	$857,232	$738,501
Total loans (2)	$750,768	$642,001	$770,034	$647,714
Total deposits	$669,128	$620,474	$683,151	$624,413
Total borrowings	$117,659	$75,758	$118,634	$74,948
Total stockholders’ equity	$83,954	$74,724	$84,708	$75,549

(1) Computed by dividing noninterest expense by the sum of net interest income and noninterest income

(2) Includes loans held for sale

Eagle Bancorp, Inc.

Statements of Income and Highlights (Quarterly Trends)

(in thousands, except per share data) (Unaudited)

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,
	2008	2008	2007	2007	2007	2007	2006	2006
Income Statements
Total interest income	$13,995	$14,014	$14,879	$14,355	$14,107	$13,736	$13,848	$13,033
Total interest expense	4,753	5,414	6,036	6,017	5,909	5,767	5,466	4,818
Net interest income	9,242	8,600	8,843	8,338	8,198	7,969	8,382	8,215
Provision for credit losses	814	720	883	421	36	303	327	711
Net interest income after provision for credit losses	8,428	7,880	7,960	7,917	8,162	7,666	8,055	7,504
Noninterest income (before investment gains)	970	930	1,961	1,032	1,196	991	906	1,287
Investment gains (losses)	—	10	(1)	—	—	7	39	(71)
Total noninterest income	970	940	1,960	1,032	1,196	998	945	1,216
Salaries and employee benefits	3,646	3,640	3,784	3,577	3,454	3,352	3,177	3,104
Premises and equipment expenses	1,103	1,080	1,180	1,186	1,255	1,208	1,040	1,107
Marketing and advertising	114	81	109	134	131	91	221	102
Other expenses	1,669	1,407	1,395	1,276	1,391	1,398	1,305	1,383
Total noninterest expense	6,532	6,208	6,468	6,173	6,231	6,049	5,743	5,696
Income before income tax expense	2,866	2,612	3,452	2,776	3,127	2,615	3,257	3,024
Income tax expense	1,011	961	1,166	1,021	1,149	933	1,105	1,124
Net income	$1,855	$1,651	$2,286	$1,755	$1,978	$1,682	$2,152	$1,900

Per Share Data:
Earnings per weighted average share, basic	$0.19	$0.17	$0.24	$0.18	$0.21	$0.18	$0.23	$0.20
Earnings per weighted average share, diluted	$0.19	$0.17	$0.23	$0.18	$0.20	$0.17	$0.22	$0.19
Weighted average shares outstanding, basic	9,833,506	9,781,237	9,689,422	9,580,790	9,532,765	9,488,567	9,442,952	9,423,947
Weighted average shares outstanding, diluted	9,906,151	9,933,993	9,884,709	9,838,524	9,813,537	9,816,711	9,842,928	9,869,514
Actual shares outstanding	9,842,571	9,790,252	9,721,315	9,584,029	9,563,163	9,509,622	9,478,064	9,425,733
Book value per share at period end	$8.56	$8.53	$8.35	$8.15	$7.95	$7.83	$7.69	$7.49
Dividend per share	$0.06	$0.06	$0.06	$0.06	$0.06	$0.06	$0.06	$0.06

Performance Ratios (annualized):
Return on average assets	0.84%	0.77%	1.06%	0.88%	1.02%	0.88%	1.13%	1.05%
Return on average equity	8.81%	7.98%	11.33%	9.09%	10.50%	9.23%	11.89%	10.84%
Net interest margin	4.34%	4.19%	4.30%	4.34%	4.45%	4.41%	4.63%	4.81%
Efficiency ratio (1)	63.96%	65.07%	59.87%	65.88%	66.33%	67.44%	61.57%	60.40%

Other Ratios:
Allowance for credit losses to total loans	1.15%	1.15%	1.12%	1.09%	1.11%	1.14%	1.18%	1.19%
Non-performing loans to total loans	1.45%	1.54%	0.74%	0.82%	0.22%	0.25%	0.32%	0.34%
Net charge-offs (annualized) to average loans	0.20%	0.01%	0.15%	0.18%	0.01%	0.26%	0.00%	(0.02)%
Average equity to average assets	9.51%	9.67%	9.39%	9.69%	9.70%	9.59%	9.49%	9.69%
Tier 1 leverage ratio	9.60%	9.55%	9.46%	9.78%	9.85%	9.70%	9.67%	9.89%
Total risk based capital ratio	10.80%	10.95%	11.21%	11.90%	11.87%	12.00%	11.91%	12.13%

Average Balances (in thousands):
Total assets	$891,012	$860,030	$852,243	$799,382	$778,454	$770,880	$756,323	$717,481
Total earning assets	$857,232	$825,463	$816,187	$761,646	$738,501	$732,529	$718,751	$678,225
Total loans (2)	$770,034	$731,501	$687,030	$665,222	$647,714	$636,225	$606,934	$581,874
Total deposits	$683,151	$655,105	$659,355	$636,573	$624,413	$616,492	$616,929	$589,597
Total borrowings	$118,634	$116,684	$107,697	$80,952	$74,948	$76,577	$62,711	$53,837
Total stockholders’ equity	$84,708	$83,200	$80,058	$77,468	$75,549	$73,890	$71,784	$69,537

(1) Computed by dividing noninterest expense by the sum of net interest income and noninterest income

(2) Includes loans held for sale